                                                                    Exhibit 10.1

                          [Form of Letter Agreement for
     SP Acq LLC, Steel Partners II, L.P. and SP Acquisition Holdings, Inc.]

                                                                          , 2007

SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY 10022

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladenburg Thalmann & Co. Inc.
153 East 53 Street, 49th Floor
New York, NY 10022

Re: Initial Public Offering of SP Acquisition Holdings, Inc.

Ladies and Gentlemen:

      This letter is being delivered to you in accordance with the Underwriting
Agreement (the "Underwriting Agreement") entered into by and between SP
Acquisition Holdings, Inc., a Delaware corporation (the "Company"), and UBS
Securities LLC and Ladenburg Thalmann & Co., Inc. as the representatives (the
"Representatives") of the underwriters named in Schedule I thereto (the
"Underwriters"), relating to an underwritten initial public offering (the "IPO")
of the Company's units (the "Units"), each composed of one share of the
Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant, which is exercisable for one share of Common Stock (the "Warrants").
Certain capitalized terms used herein are defined in paragraph 10 hereof.

      In order to induce the Company and the Underwriters to enter into the
Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the
Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

      1. In the event that the Company fails to consummate an Initial Business
Combination within 24 months from the effective date (the "Effective Date") of the registration statement on Form S-1 (File No. 333-142696) relating to the IPO
(the "Registration Statement"), the undersigned will take all reasonable actions within its power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the
"Liquidation Date"). The undersigned agrees that in connection with any cessation of corporate existence of the Company on [_______], 2009, it will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or
any successor provision thereto.

      2.    (a) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or cash payment from the Company for services rendered to the
Company prior to or in connection with the consummation of an Initial Business
Combination, other than (subject to the following sentence) (i) repayment of that certain Promissory Note in the amount of $250,000 made to the Company by
Steel Partners, Ltd., to cover offering-related and organizational expenses;
(ii) a payment of an aggregate of $10,000 per month to Steel Partners, Ltd., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses or advances related to: (i) the IPO, (ii)
identifying, investigating and consummating an Initial Business Combination or
(iii) other expenses or advances that the Company is permitted incur. The undersigned acknowledges that the Company's Audit Committee (or the Company's
Board of Directors in the case of a director who is a member of the Company's
Audit Committee) will review and approve all payments made to the undersigned, the Company's officers and directors and the Company's or their affiliates, other than the $10,000 per month payment described in the immediately preceding sentence.

            (b) Neither the undersigned, nor any affiliate of the undersigned, will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business
Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

            (c) The undersigned acknowledges and agrees that the Company will not consummate any Initial Business Combination which involves any entity in which any of its officers, directors or an entity in which the Steel Partners
Group or its affiliates has a financial interest.

      3. If the Company seeks approval of its stockholders of an Initial
Business Combination, the undersigned will:

            (a) vote all if its Founder's Shares owned directly or indirectly by it either for or against an Initial Business Combination as determined in accordance with the Company's Public Stockholders in connection with the vote on any Initial Business Combination; and

            (b) vote all shares of Common Stock that it may acquire in or following the IPO in favor of the Initial Business Combination.

      4. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the
Company, with respect to its Founder's Shares (any "Claim"), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; PROVIDED that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned with respect to its Founder's Shares.

      5. In the case of the Company's dissolution and liquidation, the undersigned understands that the Company expects that all costs and expenses associated with implementing the Company's plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the
$100,000 of proceeds from the IPO held outside the Trust Account and from the
$3.5 million in interest income on the balance of the Trust Account that will be released to the Company to fund its working capital requirements. The undersigned further understands that if those funds are not sufficient to cover the costs and expenses associated with implementing the Company's plan of distribution, to the extent that there is any interest accrued in the Trust
Account not required to pay income taxes on interest income earned on the Trust
Account balance, the Company may request that the Trustee release to it an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such accrued interest available or should the aforementioned funds still not be sufficient, the undersigned hereby agrees to reimburse the Company for its out-of-pocket costs associated with its dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

      6. The undersigned agrees to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever
(including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively,
"Damages") to which the Company may become subject, but only if, and to the extent (i) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust
Account and (ii) the claims are made by (A) a vendor for services rendered, or products sold, to the Company, (B) by a third party with which the Company enters into a contractual relationship following consummation of the IPO, or (C)
by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and legally enforceable waiver of any right, title, interest or claim of any kind in or to the Trust Account, or as to any claims under the Company's obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      7. The undersigned's NASD questionnaire furnished to the Company and the
Underwriters and attached hereto as Exhibit A is true and accurate in all respects. The undersigned represents and warrants that:

            (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

            (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

      8. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement, and hereby consents to being named in the Registration Statement as a shareholder of the
Company.

      9. The undersigned hereby acknowledges and agrees that in addition to the transfer restrictions set forth in (1) the Founder's Securities Purchase
Agreement, dated as of March 22, 2007 (the "Founder's Securities Purchase
Agreement"), by and between the Company and SP Acq LLC, (2) the Founder's Units
Purchase Agreement, dated as of March 30, 2007, (the "Founder's Units Purchase
Agreement") by and among the Company, SP Acq LLC and Steel Partners II, L.P.,
(3) the Co-Investment Agreement, dated as of March 22, 2007, (the Co-Investment
Agreement") by and among the Company, SP Acq LLC and Steel Partners II, L.P., and (4) the Amended and Restated Warrant Agreement, dated as of August 7, 2007,
(the "Warrant Agreement") by and between the Company and Continental Stock
Transfer & Trust Company, it will not (A) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and
Exchange Commission in respect of, (B) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, any
Securities (as defined in the Founder's Securities Purchase Agreement, the
Founder's Units Purchase Agreement and the Co-Investment Agreement), or publicly announce an intention to effect any such transaction, for a period of one year from the date the Company completes its initial business combination; provided, however, that notwithstanding anything to the contrary in this paragraph 9, the undersigned may, at any time, (i) transfer such Securities to Permitted
Transferees (as defined in the Warrant Agreement but subject to the terms of the
Founder's Units Purchase Agreement) as contemplated by the Founder's Securities
Purchase Agreement, Founder's Units Purchase Agreement, Co-Investment Agreement
and Warrant Agreement, as the case may be, (ii) transfer Additional Founder's
Warrants (as defined in the Founder's Securities Purchase Agreement) and Shares
underlying such Additional Founder's Warrants after the Company completes its initial business combination, (iii) exercise Initial Founder's Warrants (as defined in the Founder's Securities Purchase Agreement), Additional Founder's
Warrants and Co-Investment Warrants (as defined in the Co-Investment Agreement)
all as contemplated by the Warrant Agreement and (iv) issue additional membership interests in SP Acq LLC and (iv) add additional limited partners to
Steel Partners II, L.P.

      10. As used herein, (i) "Initial Business Combination" shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 30% of the
IPO Shares exercise their conversion rights; (ii) "Founder's Shares" shall mean an aggregate of 7,500,000 shares of Common Stock (and any shares received as dividends thereon) acquired prior to the IPO owned by (a) SP Acq LLC, which is controlled by Warren G. Lichtenstein, (b) certain Directors of the Company, and
(c) Steel Partners II, L.P.; (iii) "IPO Shares" shall mean the shares of Common
Stock underlying the Units issued in the Company's IPO (iv) "Public
Stockholders" shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company's officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; (v) "Steel Partners
Group" shall mean collectively, Steel Partners, L.L.C., SP Acquisition Holdings,
Inc., Steel Partners II, L.P., Steel Partners Offshore Fund, Ltd., Steel
Partners, Ltd., Steel Partners (UK) Ltd. and all other entities that may be deemed to be wholly-controlled by Warren G. Lichtenstein; and (vi) "Trust
Account" shall mean the trust account established under the Investment
Management Trust Agreement, dated as of the date hereof, by and between the
Company and Continental Stock Transfer & Trust Company, as Trustee.

      The undersigned acknowledges and understands that the Company and the
Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the
Company with respect to the subject matter hereof.

      This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns.
This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; PROVIDED that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination and provided further that paragraph 6 of this agreement shall survive a termination.

      This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

      No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

                            [SIGNATURE PAGE FOLLOWS]

                                 SP ACQ LLC

                                 By:
                                     -------------------------------------------
                                 Name: Warren G. Lichtenstein
                                 Title: Managing Member

                                 STEEL PARTNERS II, L.P.(1)
                                 By: Steel Partners, L.L.C., its General Partner

                                 By:
                                     -------------------------------------------
                                 Name: Warren G. Lichtenstein
                                 Title: Managing Member

                                 Accepted and agreed:

                                 SP ACQUISITION HOLDINGS, INC.

                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

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(1) Paragraphs 1, 2, 5 and 6 do not apply to Steel Partners II, L.P.

                                    EXHIBIT A

       [NASD Questionnaire Furnished to the Company and the Underwriters.]